Exhibit 23


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36631), Form S-3 (No. 333-17035), Form S-3 (No.
033-59703),  Form S-3 (No. 033-54007),  Form S-8 (No. 333-53199),  Form S-8 (No.
333-22371) and Form S-8 (No.333-22167), of M.D.C. Holdings, Inc. our report dated January 17, 2000 relating to the consolidated financial statements of M.D.C. Holdings, Inc.'s as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Denver, Colorado
February 8, 2000